Exhibit (a)(5)(B)

FORM 8.3

DEALINGS BY PERSONS WITH INTERESTS IN SECURITIES REPRESENTING 1% OR MORE
(Rule 8.3 of the Takeover Code)

1.	KEY INFORMATION

Name of person dealing (Note 1)	Supernova Acquisitions Limited, a wholly and indirectly owned subsidiary of Companhia Siderurgica Nacional
Company dealt in	Corus Group plc
Class of relevant security to which the dealings being disclosed relate (Note 2)	50 pence ordinary shares
Date of dealing	16 November 2006

2.	INTERESTS, SHORT POSITIONS AND RIGHTS TO SUBSCRIBE

(a)	Interests and short positions (following dealing) in the class of relevant security dealt in (Note 3)

	Long	Short
	Number (%)	Number (%)
(1) Relevant securities	20,904,886 2.33%
(2) Derivatives (other than options)
(3) Options and agreements to purchase/sell
Total	20,904,886 2.33%

(b)	Interests and short positions in relevant securities of the company, other than the class dealt in (Note 3)

Class of relevant security:	Long	Short
	Number (%)	Number (%)
(1) Relevant securities
(2) Derivatives (other than options)
(3) Options and agreements to purchase/sell
Total

(c)	Rights to subscribe (Note 3)

Class of relevant security:	Details

3.	DEALINGS (Note 4)

(a)	Purchases and sales

Purchase/sale	Number of securities	Price per unit (Note 5)
Purchase	12,404,886	472.4087 pence (GBP)

(b)	Derivatives transactions (other than options)

Product name, e.g. CFD	Long/short (Note 6)	Number of securities (Note 7)	Price per unit (Note 5)

(c)	Options transactions in respect of existing securities

(i)	Writing, selling, purchasing or varying

Product name, e.g. call option	Writing, selling, purchasing, varying etc.	Number of securities to which the option relates (Note 7)	Exercise price	Type, e.g. American, European etc.	Expiry date	Option money paid/received per unit (Note 5)

(ii)	Exercising

Product name, e.g. call option	Number of securities	Exercise price per unit (Note 5)

(d)	Other dealings (including new securities) (Note 4)

Nature of transaction (Note 8)	Details	Price per unit (if applicable) (Note 5)

4.	OTHER INFORMATION

Agreements, arrangements or understandings relating to options or derivatives

Full details of any agreement, arrangement or understanding between the person disclosing and any other person relating to the voting rights of any relevant securities under any option referred to on this form or relating to the voting rights or future acquisition or disposal of any relevant securities to which any derivative referred to on this form is referenced. If none, this should be stated.

N.A.

Is a Supplemental Form 8 attached? (Note 9)	NO

Date of disclosure	17 November 2006
Contact name	Tom Johnson, UBS Broking
Telephone number	020 7568 1417
If a connected EFM, name of offeree/offeror with which connected
If a connected EFM, state nature of connection (Note 10)

Notes

The Notes on Form 8.3 can be viewed on the Takeover Panel’s website at www.thetakeoverpanel.org.uk